UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

VTEX

(Exact name of registrant as specified in its charter)

The Cayman Islands	Not Applicable
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

125 Kingsway, London, United Kingdom	WC2B 6NH
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common shares, par value US$0.0001 per share	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box.  ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box.  ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-257400

Securities to be registered pursuant to Section 12(g) of the Act: None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

The shares to be registered hereunder are Class A common shares, par value US$0.0001 per share (the “Class A Common Shares”), of VTEX (the “Registrant”). For a description of the Class A Common Shares to be registered hereunder and all relevant tax matters, reference is made to the information under the heading “Description of Share Capital” and “Certain Tax Considerations,” respectively, in the prospectus, constituting part of the Registrant’s Registration Statement on Form F-1 (File No. 333-257400), as originally filed with the Securities and Exchange Commission (the “Commission”) on June 25, 2021, as subsequently amended, together with the respective descriptions set forth under such headings included in any amendment thereto (including, without limitation, any post-effective amendment filed pursuant to Rule 462(b) of the Securities Act of 1933, as amended) and in any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b), and such description shall be deemed to be incorporated by reference herein.

Item 2. Exhibits.

Pursuant to the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed herewith or incorporated by reference herein because no other securities of the Registrant are registered on New York Stock Exchange and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

VTEX

Date: July 16, 2021

By:	/s/ Geraldo do Carmo Thomaz Júnior
Name: Geraldo do Carmo Thomaz Júnior
Title: Co-Chief Executive Officer

By:	/s/Mariano Gomide de Faria
Name: Mariano Gomide de Faria
Title: Co-Chief Executive Officer

By:	/s/André Spolidoro Ferreira Gomes
Name: André Spolidoro Ferreira Gomes
Title: Chief Financial Officer